UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. 1)

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The Spectranetics Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Spectranetics Corporation

96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333

REVISED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 5, 2002

      The 2002 Annual Meeting of Stockholders of THE SPECTRANETICS CORPORATION (the “Company”) will be held at the offices of Latham & Watkins, located at 885 Third Avenue, New York, New York, on Monday, August 5, 2002 at 10:00 a.m. New York City time for the following purposes:

1.	To elect two members of the Board of Directors, each to serve a three-year term until the 2005 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002.

3.	To amend the 1997 Equity Participation Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000.

      Only stockholders of record as of the close of business on June 18, 2002, the record date, will be entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders and any continuations, adjournments or postponements thereof.

      Stockholders are requested to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope as soon as possible. The enclosed proxy statement and proxy card supersede in their entirety the proxy statement and proxy card mailed to the Company’s stockholders on or about April 29, 2002. As a result, even if you previously submitted a proxy card, in order for your vote to count at the Annual Meeting of Stockholders, you will need to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope. Submitting your proxy with the proxy card will not affect your right to vote in person should you decide to attend the 2002 Annual Meeting of Stockholders.

      If you need any assistance in the voting of your proxy, please contact MacKenzie Partners, Inc. by calling toll free at (800) 322-2885 or collect at (212) 929-5500.

BY ORDER OF THE BOARD OF DIRECTORS

Emile J. Geisenheimer
Chairman of the Board

Colorado Springs, Colorado

                    , 2002

REVISED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
RECENT DEVELOPMENTS
RECORD DATE AND VOTING OF SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
DIRECTOR COMPENSATION
BOARD COMMITTEES AND MEETINGS
BUSINESS EXPERIENCE OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
GRANTS OF STOCK OPTIONS
STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS
STOCK PRICE PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
OTHER MATTERS
DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

The Spectranetics Corporation

96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333

2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 5, 2002

PROXY STATEMENT OF

THE SPECTRANETICS CORPORATION
FOR THE 2002 ANNUAL MEETING

SOLICITATION OF PROXIES

      This Proxy Statement of The Spectranetics Corporation for the 2002 Annual Meeting (this “Proxy Statement”) is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the “Company” or “SPNC”) for use at the 2002 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of Latham & Watkins, located at 885 Third Avenue, New York, New York, on Monday, August 5, 2002 at 10:00 a.m. New York City time and at any continuations, adjournments or postponements thereof. This Proxy Statement and proxy are first being mailed to stockholders on or about                     , 2002.

      This Proxy Statement and the enclosed proxy card supersede in their entirety the proxy statement and proxy card mailed to the Company’s stockholders on or about April 29, 2002. As a result, even if you previously submitted a proxy card, in order for your vote to count at the Annual Meeting, you will need to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope.

      If the enclosed proxy is properly executed, returned and unrevoked, the shares represented thereby will be voted in the manner specified. If no specification is made in a properly executed proxy received by the Company, then the proxy shall be voted FOR: (i) the election of each of Emile J. Geisenheimer and John G. Schulte to the Board of Directors; (ii) the ratification of the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002; and (iii) an amendment to the 1997 Equity Participation Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000.

      A proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      Discretionary authority is provided in the proxy as to matters not specifically referred to herein. We are not aware of any other matters that are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the proxy holder or holders are fully authorized to vote thereon in accordance with the proxy holder’s or holders’ judgment and discretion.

RECENT DEVELOPMENTS

      On April 26, 2002, a stockholder of the Company, Steven W. Sweet, filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in which he nominated two directors for election at the Company’s 2002 Annual Meeting, then scheduled to take place on June 4, 2002. On May 3, 2002, the executive officers of the Company, including Joseph A. Largey, the former President and Chief Executive Officer of the Company, and Paul C. Samek, the former Vice President, Finance and Chief Financial Officer of the Company, signed a letter addressed to Mr. Sweet agreeing to vote in favor of Mr. Sweet’s director nominees. On May 13, 2002, Mr. Sweet, together with Mr. Largey, Mr. Samek, Lawrence R. McKinley, Sharon L. Sweet (the “Sweet Group”) and the other executive officers of the Company filed a Schedule 13D with the SEC indicating that they were acting as a group (the “13D Group”) in connection with Mr. Sweet’s proxy solicitation. On May 14, 2001, the executive officers of the Company, other than Messrs. Largey and Samek, signed a letter addressed to Mr. Sweet withdrawing from the 13D Group and from Mr. Sweet’s proxy solicitation and stating that they would remain neutral with respect to the matters to be voted upon at the Annual Meeting. Subsequently, Mr. Sweet filed additional proxy materials adding four proposals for consideration at the June 4, 2002 Annual Meeting. On May 15, 2002, the Company announced that it had deferred its 2002 Annual Meeting in order to give the Company’s stockholders more time to fully consider recent developments. On May 23, 2002, the Company filed an action in the United States District Court for the District of Delaware against the members of the Sweet Group for violation of federal securities laws.

      On June 6, 2002, the Company reached a definitive agreement that resolved disputes between the Company, on the one hand, and the members of the Sweet Group, on the other hand. As part of the settlement, the parties agreed to the following:

•	The withdrawal by the Sweet Group of its director nominees as well as the other matters it had proposed for the Annual Meeting and the agreement by the Sweet Group to vote at the Annual Meeting for the election of Messrs. Geisenheimer and Schulte, who are current members of the Board of Directors.

•	The dismissal with prejudice of the lawsuits filed by the Company against the Sweet Group.

•	The appointment to the Board of two new directors who are unaffiliated with, and independent of, any of the Company’s current directors and the Sweet Group and who are approved in good faith by the Board and Mr. Sweet, which approval shall not by unreasonably withheld. One of the new directors will fill a vacancy on the Board created by the resignation of Mr. Largey, which became effective on June 18, 2002, and the other new director will replace a current member of the Board, who will retire from the Board upon the appointment of a replacement director. Heidrick & Struggles, a nationally recognized executive recruiting firm, has been retained by the Company to assist in identifying the new directors.

•	The retention by the Company of a nationally recognized consultant to recommend a program for equity incentives, including stock options, for outside directors and to submit the program recommended by the independent consultant to a vote of the stockholders. The Sweet Group agreed to vote in favor of the program based on the recommendation of the outside consultant.

      The resolution also settled all claims between the Company and Messrs. Largey and Samek and Ms. Sweet, each of whom has separated from the Company. For a description of the settlement agreement, see “THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP.”

      On June 7, 2002, the Company announced that the 2002 Annual Meeting of Stockholders of the Company had been scheduled for August 5, 2002.

RECORD DATE AND VOTING OF SECURITIES

      Only holders of record of the Company’s Common Stock outstanding as of the close of business on June 18, 2002, will be entitled to notice of and to vote on matters presented at the Annual Meeting or any continuation, adjournment or postponement thereof. As of June 18, 2002, there were           shares of the Company’s common stock, par value $.001 per share (“Common Stock”), outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Annual Meeting, and there is no cumulative voting.

      In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions as well as “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      Each matter is tabulated separately. Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or “broker non-votes” as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Adoption of each other proposal requires the affirmative vote of the majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote against each of these proposals and “broker non-votes” will not be counted for any purpose in determining whether a matter has been approved.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as to the number of shares of Common Stock of SPNC beneficially owned as of May 31, 2002 by: (i) each of SPNC’s directors; (ii) the Named Executive Officers (as defined on page 9 hereof); (iii) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock (of which the Company believes there are none); and (iv) all of the current executive officers and directors of SPNC as a group. Except as otherwise indicated, SPNC believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. “Beneficially Owned Percentage” is based on 23,811,314 shares of Common Stock outstanding on May 31, 2002.

	Shares Beneficially Owned

		Beneficially
	Number of	Owned
Name and address(1)	Shares	Percentage

Directors, Named Executive Officers and 5% Stockholders
Cornelius C. Bond, Jr.(2)	311,346	1.3%
R. John Fletcher(3)	0	*
Emile J. Geisenheimer(4)	312,031	1.3%
James A. Lent(5)	40,000	*
Joseph M. Ruggio, M.D.(6)	149,013	*
John G. Schulte(7)	138,846	*
Lawrence E. Martel, Jr.(8)	308,189	1.3%
Christopher Reiser, Ph.D.(9)	302,584	1.3%
Bruce E. Ross(10)	316,211	1.3%
Joseph A. Largey(11)	994,069	4.0%
Paul C. Samek(12)	204,231	*
All current executive officers and directors as a group (10 persons)(13)(14)	2,000,739	7.9%

*	less than 1%

(1)	The address of each of the directors and the Named Executive Officers listed herein other than Messrs. Largey and Samek is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

(2)	Includes options for 193,662 shares exercisable within 60 days of May 31, 2002.

(3)	Mr. Fletcher was appointed to the Board of Directors on March 7, 2002 to fill the vacancy created by James A. Lent’s resignation in January 2002.

(4)	Includes options for 291,667 shares exercisable within 60 days of May 31, 2002.

(5)	Mr. Lent was appointed to the Board of Directors on May 10, 2002 to fill the vacancy created by Marvin L. Woodall’s retirement from the Board on May 9, 2002. Mr. Lent previously served as a member of the Board from November 1995 to January 2002.

(6)	Includes options for 145,513 shares exercisable within 60 days of May 31, 2002.

(7)	Includes options for 138,846 shares exercisable within 60 days of May 31, 2002.

(8)	Includes options for 290,054 shares exercisable within 60 days of May 31, 2002.

(9)	Includes options for 150,955 shares exercisable within 60 days of May 31, 2002.

(10)	Includes options for 240,457 shares exercisable within 60 days of May 31, 2002.

(11)	Mr. Largey, former President and Chief Executive Officer of the Company, separated from the Company effective May 10, 2002. On June 17, 2002, pursuant to the Company’s settlement agreement with the Sweet Group, Mr. Largey resigned from the Board of Directors. Includes 982,569 shares for which Mr. Largey has sole voting and dispositive power, which includes options for 948,069 shares exercisable within 60 days of May 31, 2002. Also includes 11,500 shares for which Mr. Largey may have the right to direct the vote (pursuant to informal understandings) that are owned of record by two of his adult sons. Mr. Largey gifted these shares to his sons and disclaims beneficial ownership of all such shares. Mr. Largey’s address is Camelback, Building #3645, Centennial Avenue, Unit #125, Colorado Springs, Colorado 80907.

(12)	Mr. Samek, former Chief Financial Officer and Vice President, Finance, separated from the Company effective May 10, 2002. Includes options for 189,231 shares exercisable within 60 days of May 31, 2002. Mr. Samek’s address is 235 Stonebeck Lane, Colorado Springs, CO 80906.

(13)	Includes options for 1,572,673 shares exercisable within 60 days of May 31, 2002.

(14)	Excludes shares held by Messrs. Largey and Samek, each of whom separated from the Company effective May 10, 2002.

BOARD OF DIRECTORS

      The following table lists the current members of the Board of Directors of SPNC, their ages as of June 18, 2002, their positions and offices with the Company, the year first elected as a director, and the expiration of their current term.

			Director	Term
Name	Age	Positions with the Company	Since	Expires

Emile J. Geisenheimer(1)	54	Acting Chief Executive Officer and Chairman of the Board of Directors	1990	2002
Cornelius C. Bond, Jr.	68	Director	1994	2004
R. John Fletcher(2)	56	Director	2002	2003
James A. Lent(3)	59	Director	2002	2004
Joseph M. Ruggio, M.D.	48	Director	1997	2004
John G. Schulte(1)	53	Director	1996	2002

(1)	Nominated for re-election to the Board for a three-year term.

(2)	Mr. Fletcher was appointed to the Board of Directors and as a member of the Audit Committee on March 7, 2002. He replaced James A. Lent, who resigned in January 2002.

(3)	Mr. Lent was appointed to the Board of Directors on May 10, 2002. He replaced Marvin L. Woodall, who retired from the Board on May 9, 2002. Mr. Lent previously served as a member of the Board from November 1995 to January 2002.

      The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting, only directors of the class whose term is expiring will be voted upon, and upon election each such director will serve a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at seven. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director will hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

      On June 17, 2002, Mr. Largey resigned from the Board of Directors in connection with the Company’s settlement with the Sweet Group. As a result, the Board of Directors currently has a vacancy. As part of the Company’s settlement with the Sweet Group, two new directors who are unaffiliated with, and independent of, any of the Company’s current directors and the Sweet Group and are approved in good faith by the Board and Mr. Sweet, which approval shall not by unreasonably withheld, will be appointed to the Board. One new unaffiliated director will serve a term of two years and one new unaffiliated director will serve a term of one year, each subject to re-election in accordance with the Company’s By-laws, as amended. One of the new directors will fill the vacancy created by Mr. Largey’s resignation, and the other new director will replace a current member of the Board of Directors. Heidrick & Struggles, a nationally recognized executive recruiting firm, has been retained by the Company to assist in identifying the new directors, and the Company has requested that Heidrick & Struggles provide a list of potential new directors by June 30, 2002. For more information on the Company’s settlement with the Sweet Group, see “THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP.”

DIRECTOR COMPENSATION

      Non-employee directors are eligible to participate in the Company’s 1997 Equity Participation Plan (the “Plan”), which was approved by the stockholders on June 9, 1997. However, on May 10, 2002, the Board agreed that after that date no further stock options would be granted to non-employee directors until and unless a new program relating to equity incentives for non-employee directors is submitted to, and approved by, the stockholders of the Company. In connection with the Company’s settlement arrangement with the Sweet Group, the Company retained a nationally recognized consultant to recommend a program for equity incentives, including stock options, for non-employee directors to replace the existing program under the Plan.

      Prior to the Board action on May 10, 2002, (i) any newly elected non-employee director was granted a non-qualified stock option to purchase 75,000 shares of Common Stock at the then fair market value, which vested equally over a three-year period, and (ii) on every third anniversary of each grant, for so long as such non-employee director remained on the Board, he or she received an option to purchase 75,000 shares of Common Stock at the then fair market value, which vested equally over three years. The exercise price was equal to the closing price of the stock as traded on the Nasdaq National Market on the date of grant.

      Non-employee directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Board members also receive $2,500 per day when serving as a consultant to the Company. In 2001, certain directors elected to receive a portion of their board fees in the form of stock options. In January 2001, stock option grants to purchase an aggregate of 55,384 shares of Common Stock at the then fair market value were granted to Messrs. Bond, Lent, Ruggio and Schulte in lieu of board fees totaling $24,000. These stock options vest over an 18-month period. The number of stock options issued was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

      In recognition of Mr. Geisenheimer’s continuing high level of commitment to the Company as Chairman of the Board, he receives a retainer for consulting services he provides to the Company, which totaled $75,000 during the year ended December 31, 2001. Additionally, Mr. Geisenheimer was granted a stock option on May 4, 2001 to purchase 50,000 shares of the Company’s Common Stock at an exercise price equal to the then fair market value per share for consulting services he provides to the Company. During Mr. Geisenheimer’s tenure as acting Chief Executive Officer of the Company, he will receive no additional compensation. Under Mr. Geisenheimer’s existing consulting agreement, Mr. Geisenheimer has received $31,250 for services rendered through May 31, 2002. Dr. Ruggio was granted a stock option on May 4, 2001 to purchase 20,000 shares of the Company’s Common Stock at an exercise price equal to the then fair market value per share for certain additional services he provided to the Company.

BOARD COMMITTEES AND MEETINGS

      In 2001, the Board of Directors met six times. No director, except for Mr. Bond, attended fewer than 75% of the Board meetings. Mr. Bond attended four of the six Board meetings. During 2001, the Company had an Audit Committee comprised of Messrs. Bond, Lent and Schulte to, among other things, recommend engagement of the Company’s independent auditors, periodically review the services rendered by independent auditors and review and evaluate the Company’s accounting procedures and its system of internal accounting controls. Four meetings of the Audit Committee were held in 2001. The Audit Committee is currently comprised of Messrs. Bond, Schulte and Fletcher. Each member of the Audit Committee is currently, and was at all times during 2001, “independent” as required by the listing requirements of the NASDAQ stock market. For additional information regarding the Audit Committee, see the Audit Committee report included at page 12 herein.

      The Board has a Compensation Committee, which, in 2001, consisted of Messrs. Bond, Lent and Woodall. The Compensation Committee met three times in 2001 to review and approve the Company’s compensation and benefit plans, among other things. The Compensation Committee also approves stock option grants to executive officers of the Company.

BUSINESS EXPERIENCE OF DIRECTORS

      Cornelius C. Bond, Jr. has served as a Director of SPNC since June 1994. He served as a member of the Board of Directors for Advanced Interventional Systems, Inc. (“LAIS”) from 1986 until June 1994, when LAIS merged with SPNC. He is a retired general partner of New Enterprise Associates, a large national venture capital firm, having become a general partner in 1982. He serves on one other public board, RF Monolithics, Inc., and also serves on the boards of several privately held companies.

      R. John Fletcher was appointed to the Board of Directors on March 7, 2002. Mr. Fletcher is currently Chief Executive Officer of Fletcher Spaght, Inc. (FSI), a strategy consulting organization, which he founded in 1983. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group. He has an MA in Finance from The Wharton School and an MBA from Southern Illinois University. Mr. Fletcher is a director of AutoImmune, Inc., a public biotechnology company developing orally-administered pharmaceutical products, and NMT Medical, Inc., a public medical device company that designs, develops and markets devices using minimally invasive procedures in the cardiovascular and neurosciences markets.

      Emile J. Geisenheimer is currently the Acting Chief Executive Officer of the Company and has served as a Director of SPNC since April 1990 and as Chairman of the Board since June 1996. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

      James A. Lent has served as a Director of SPNC since May 2002 and also served as a Director of SPNC from November 1995 to January 2002. From November 1998 to September 1999, he served as Company Group Chairman of Johnson & Johnson (DePuy Franchise). Previously, Mr. Lent served as Chairman, Chief Executive Officer and Director of DePuy, Inc., an orthopedic supply company, from May 1995 until November 1998. He served as President and Chief Executive Officer of DePuy, Inc. from January 1985 to May 1995. Mr. Lent retired from Johnson & Johnson in September 1999.

      Joseph M. Ruggio, M.D. has served as a Director of SPNC since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc.

      John G. Schulte has served as a Director of SPNC since August 1996. Mr. Schulte is currently President and Chief Executive Officer of Consensus Pharmaceuticals, a privately held biotechnology company. Mr. Schulte was President and Chief Executive Officer of Somnus Medical Technologies, Inc., a medical device company specializing in the design, development, manufacturing and marketing of minimally invasive medical devices for the treatment of upper airway disorders, from January 1999 until its acquisition by Gyrus Group, PLC, a European medical device company, in 2001. Previously, Mr. Schulte was President of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments. From November 1996 to June 1997, he served as Senior Vice President and General Manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain, which was acquired by Boston Scientific Corporation in April 1997.

EXECUTIVE OFFICERS

      The executive officers of the Company and their ages as of May 31, 2002 are as follows:

Name	Age	Office

Emile J. Geisenheimer	54	Acting Chief Executive Officer and Chairman of the Board of Directors
Adrian E. Elfe	57	Vice President, Quality Assurance and Regulatory Affairs
Lawrence E. Martel, Jr.	51	Vice President, Operations
Christopher Reiser, Ph.D.	47	Vice President, Technology and Clinical Research
Bruce E. Ross	54	Vice President, Sales, Marketing and Service

      Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Geisenheimer is set forth under the heading “BUSINESS EXPERIENCE OF DIRECTORS.”

      Adrian E. Elfe was appointed Vice President, Quality Assurance and Regulatory Affairs, in November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by SPNC in April 1990. Prior to joining SPNC, Mr. Elfe directed quality system planning and implementation for nine different companies.

      Lawrence E. Martel, Jr., was appointed Vice President, Operations, of SPNC in August 1994 and served as Director of Operations since first employed by SPNC in January 1993. Prior to that time, he served nine years as Vice President of Operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home healthcare and institutional health markets.

      Christopher Reiser, Ph.D., was appointed Vice President, Technology and Clinical Research in June 1998. In November 1997, Dr. Reiser was appointed Vice President, Engineering. Prior to that time, he served as the Company’s Director of Engineering since December 1993. Dr. Reiser joined SPNC in December 1992 as Manager of Laser Product Development. From January 1989 to October 1992, he served as Director of Technology at Cymer Laser Technologies, a manufacturer of excimer laser systems for the semiconductor industry.

      Bruce E. Ross joined Spectranetics in July 1998 as Vice President, Sales and Service, of the Americas. Mr. Ross came to Spectranetics from Picker International, a subsidiary of G.E.C. plc, where he was serving as Vice President and General Manager of Picker International (Europe). Prior to that position, Mr. Ross served as President of Picker International Canada, Inc. He spent a total of 10 years with Picker developing successful sales strategies that increased business unit revenues and profitability. Previous to his experience at Picker, Mr. Ross served as Vice President of Sales and Marketing at Nicolet Biomedical, Inc.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation awards paid by SPNC for the fiscal years ended December 31, 2001, 2000 and 1999 to those persons who were either (i) the Chief Executive Officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers who were serving as executive officers on December 31, 2001, whose total annual salary and bonus exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

								Long-Term
		Annual Compensation						Compensation
								Awards
						Other				All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)		Options(#)		Compensation($)

Joseph A. Largey(1)	2001	$259,565	(2)	156,020	(3)	—		80,308	(2)	3,515	(4)
Former President and Chief	2000	279,274		—		—		150,000		3,515	(4)
Executive Officer	1999	260,665		124,020	(5)	—		—		3,515	(4)
Bruce E. Ross	2001	168,820	(6)	97,215	(7)	—		42,692	(6)	—
Vice President, Sales	2000	182,115		110,626	(8)	—		70,000		—
and Service	1999	164,327		68,432	(9)	26,616	(10)	60,000		—
Paul C. Samek(1)(11)	2001	155,132	(12)	69,360	(3)	—		39,231	(12)	—
Former Vice President,	2000	170,000		—		112,612	(14)	100,000		—
Finance and Chief	1999	6,538		—		—		120,000		—
Financial Officer
Lawrence E. Martel, Jr.	2001	118,631	(15)	55,140	(3)	—		30,000	(15)	—
Vice President, Operations	2000	124,231		—		—		70,000		—
	1999	102,885		39,490	(5)	—		30,000		—
Christopher Reiser, Ph.D.	2001	114,068	(16)	51,000	(3)	—		28,846	(16)	4,285	(13)
Vice President, Technology	2000	120,673		—		—		60,000		—
and Clinical Research	1999	110,327		39,490	(5)	—		30,000		—

(1)	Messrs. Largey and Samek separated from the Company effective May 10, 2002. In connection with his separation from the Company, Mr. Largey and the Company entered into a separation agreement, pursuant to which (a) Mr. Largey will receive severance payments in the aggregate amount of $290,000 payable in 12 equal monthly installments, (b) the Company will pay that portion of Mr. Largey’s medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Largey had been employed by the Company during such period, (c) Mr. Largey’s options to purchase Common Stock will continue to vest for a period of 12 months following his separation date and must be exercised within such 12 month period or such options will terminate, (d) Mr. Largey retained title to two life insurance policies in his name and agreed to reimburse the Company $260 for premiums paid by the Company on one such policy and (e) Mr. Largey agreed to reimburse the Company for certain expenses in the amount of $18,733 previously paid directly by the Company. In connection with his separation from the Company, Mr. Samek and the Company entered into a separation agreement, pursuant to which (a) Mr. Samek will receive severance payments in the aggregate amount of $183,000 payable in 12 equal monthly installments, (b) the Company will pay that portion of Mr. Samek’s medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Samek had been employed by the Company during such period and (c) Mr. Samek’s options to purchase Common Stock will continue to vest for a period of 12 months following his separation date, and must be exercised within such 12 month period or such options will terminate.

(2)	Mr. Largey’s salary was reduced in 2001 by $34,800 and he received 80,308 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(3)	Incentive compensation bonus paid during 2002 for services rendered in 2001, based on the Company’s attainment of certain performance targets.

(4)	Life insurance premiums paid by the Company.

(5)	Incentive compensation bonus paid during 2000 for services rendered in 1999.

(6)	Mr. Ross’s salary was reduced in 2001 by $18,500 and he received 42,692 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(7)	Incentive compensation in the form of sales commissions paid in 2001.

(8)	Incentive compensation in the form of sales commissions paid in 2000.

(9)	Incentive compensation in the form of sales commissions paid in 1999.

(10)	Relocation costs of $20,016; auto allowance of $6,600.

(11)	Mr. Samek joined the Company in December 1999.

(12)	Mr. Samek’s salary was reduced in 2001 by $17,000 and he received 39,231 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(13)	Represents vacation paid but not taken. Company policy allows employees to a payout related to vacation earned but not taken, but only to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours.

(14)	Represents relocation costs.

(15)	Mr. Martel’s salary was reduced in 2001 by $13,000 and he received 30,000 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(16)	Mr. Reiser’s salary was reduced in 2001 by $12,500 and he received 28,846 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

GRANTS OF STOCK OPTIONS

      The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 2001.

Options Granted in Last Fiscal Year

						Potential Realizable
	Individual Grants					Value at Assumed
						Annual Rates of
			% of Total			Stock Price
			Options	Exercise		Appreciation for
			Granted to	or Base		Option Term(1)
	Options		Employees in	Price	Expiration
Name	Granted(#)		Fiscal Year	($)/Sh)	Date	5%($)	10%($)

Joseph A. Largey(2)	80,308	(3)	8.6%	$1.625	1/2/11	82,071	207,984
Bruce E. Ross	42,692	(3)	4.6%	$1.625	1/2/11	43,629	110,565
Paul C. Samek(2)	39,231	(3)	4.2%	$1.625	1/2/11	40,092	101,602
Lawrence E. Martel, Jr.	30,000	(3)	3.2%	$1.625	1/2/11	30,659	77,695
Christopher Reiser, Ph.D.	28,846	(3)	3.1%	$1.625	1/2/11	29,479	74,706

(1)	Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent the Company’s estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2)	Messrs. Largey and Samek separated from the Company effective May 10, 2002.

(3)	Options were granted in lieu of a salary reduction discussed further under the heading “Summary Compensation Table” on page 9. Options vested 25% as of October 2, 2001, and 25% on the second day of each calendar quarter thereafter until July 2, 2002.

STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE

      Set forth in the table below is information concerning the value of stock options held on December 31, 2001 by the Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options at
	Acquired	Value	Held at Fiscal Year End(#)		Fiscal Year End($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph A. Largey(1)	—	—	879,790	119,842	$414,400	$154,139
Bruce E. Ross	—	—	172,688	110,567	166,748	127,247
Paul C. Samek(1)	—	—	117,308	141,923	79,685	118,032
Christopher Reiser, Ph.D.	—	—	115,476	65,370	64,959	54,395
Lawrence E. Martel, Jr.	—	—	251,305	65,625	292,887	65,496

(1)	Messrs. Largey and Samek separated from the Company effective May 10, 2002.

AUDIT COMMITTEE REPORT1

      The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

      The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

      The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

      Submitted on February 4, 2002 by the members of the Audit Committee of the Company’s Board of Directors.2

John G. Schulte, Chair
Cornelius C. Bond, Jr.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(2)	Mr. R. John Fletcher was appointed to the Audit Committee on March 7, 2002. Because Mr. Fletcher did not serve on the Audit Committee during the period covered by this report, he is not a signatory to this report.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT(1)

      The fees paid to KPMG LLP, the Company’s independent auditor, during the 2001 fiscal year are as follows:

Fees Paid

Audit Fees(2)	$70,200
Financial Information Systems Design and Implementation Fees	$—
All Other Fees(3)	$56,266

(1)	The Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor’s independence.

(2)	Includes the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the 2001 fiscal year and the reviews of the financial statements related to the Company’s Quarterly Reports on Form 10-Q for the 2001 fiscal year.

(3)	Consists primarily of fees associated with the preparation of the Company’s tax returns.

COMPENSATION COMMITTEE REPORT1

      Decisions with regard to the compensation of SPNC’s executive officers, including the Named Executive Officers, are generally made by a Compensation Committee of the Board. Each member of the Committee is a non-employee director. Decisions about awards under certain of SPNC’s stock-based compensation plans are made by the Committee and typically reported to the Board. All other decisions by the Committee relating to compensation of SPNC’s executive officers are reviewed by the Board. Generally, the Committee meets in February following the end of a particular fiscal year to consider bonus compensation and to consider prospective salary adjustments. In addition, the Committee meets on an as-needed basis throughout the year.

Executive Officer Compensation Policies

      The Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with SPNC’s performance, recognize individual initiative and achievements, and assist SPNC in attracting and retaining qualified executives. The Committee relies in large part on independent compensation studies for the determination of competitive compensation.

      In order to implement these objectives, SPNC has developed a straightforward compensation approach. In general, SPNC compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental, stock purchase and 401(k), that are available generally to SPNC’s employees.

Base Salary

      Base salary levels for SPNC’s executive officers are set generally at or slightly below the market level in relation to the salary levels of executive officers in other companies within the medical device industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance. In establishing the salary levels against the range of comparable companies, the Compensation Committee considers salaries and bonuses in determining the competitiveness of the total compensation package.

Annual Incentive Compensation

      The Compensation Committee reviews and approves all bonus payments made to SPNC’s executive officers. Payment of bonuses is determined by both corporate and individual performance criteria. In 2001, the bonus targets for executive officers were based on meeting performance objectives for revenue, gross margin, operating income and cash flow. Bonuses ranging from 20% to 54% of base salaries were awarded to executive officers for the year ended December 31, 2001.

Long-Term Incentive Compensation

      SPNC provides long-term incentive compensation through its stock option plan. The exercise price of each option grant is equal to the fair market value of the Company’s Common Stock on the date of grant. The number of shares covered by any grant is generally determined by the position, the executive officer’s salary at the time of grant, amounts granted in previous years, and the then current stock price. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Compensation Paid to the Chief Executive Officer2

      The Board established Mr. Largey’s compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers of comparable public companies and other companies in SPNC’s industry. Mr. Largey’s compensation package includes base salary, participation in the annual bonus incentive program, and stock option grants subject to approval by the Compensation Committee.

      Effective February 2000, Mr. Largey’s annual base salary was adjusted to $290,000. Mr. Largey is eligible for bonus compensation up to 65% of his base salary based on the attainment of performance targets for revenue, gross margin, net income and cash flow. Mr. Largey received a bonus of 54% of his base salary for 2001. In the event Mr. Largey is terminated by the Company without cause, he will be provided 12 months’ severance compensation.

Certain Tax Considerations

      During 1995 the Internal Revenue Code of 1986, as amended, was amended to include a provision that denies a deduction to any publicly held corporation for compensation paid to any “covered employee” (defined as the Chief Executive Officer and the corporation’s other four most highly compensated officers as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation payable pursuant to written binding agreements entered into before February 18, 1993, and compensation that constitutes “performance-based compensation” is excludable in applying the $1 million limit. It is SPNC’s policy to qualify compensation paid to its top executives in a manner consistent with SPNC’s compensation policies for deductibility under this law in order to maximize SPNC’s income tax deductions.

Cornelius C. Bond, Jr.
Marvin L. Woodall[3]

(2)	The information set forth in this section of the Company’s Compensation Committee Report relates to compensation paid to Mr. Largey, the Company’s former President and Chief Executive Officer, in 2001. Since the time that the Compensation Committee Report was approved by the Compensation Committee, Mr. Largey has separated from the Company. The Company has retained the executive recruiting firm of Heidrick & Struggles to assist in recruiting a chief executive officer. Emile Geisenheimer, the Chairman of the Board of Directors, is acting Chief Executive Officer until a permanent chief executive officer is retained. Mr. Geisenheimer will receive no additional compensation during his tenure as acting Chief Executive Officer. See “Director Compensation.” For a discussion of Mr. Largey’s separation agreement, see “THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP.”

(3)	Mr. Woodall retired from the Board on May 9, 2002.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

      Mr. Largey, the Company’s former President and Chief Executive Officer, separated from the Company effective May 10, 2002. For a discussion of Mr. Largey’s separation agreement, see “THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP.”

      Mr. Samek, the Company’s former Vice President, Finance and Chief Financial Officer, separated from the Company effective May 10, 2002. For a discussion of Mr. Samek’s separation agreement, see “THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP.”

STOCK PRICE PERFORMANCE GRAPH

      The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on SPNC Common Stock for the period from December 31, 1996, to December 31, 2001, with the cumulative total return on the NASDAQ Composite Index, and a sub-index of the NASDAQ Composite Index entitled “NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks” (NASDAQ Medical) (assuming the investment of $100 in SPNC Common Stock, the NASDAQ Composite Index and the NASDAQ Medical on December 31, 1996, and reinvestment of all dividends). The stock price performance shown on the graph below is not indicative of future price performance.

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001

SPNC	100.00	74.63	67.19	92.54	31.34	85.49
NASDAQ Medical	100.00	114.10	127.03	153.85	158.72	174.38
NASDAQ Composite	100.00	122.48	172.68	320.83	192.98	153.12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In 2001, Messrs. Bond, Lent and Woodall were members of the Compensation Committee. No executive officer of the Company served in 2001 as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers who served in 2001 on the Board or as a member of the Company’s Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers (“NASD”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such forms received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a), except that Form 5s relating to stock option grants during 2001 to Mr. Bond, Mr. Geisenheimer and Mr. Lent were filed late.

THE COMPANY’S SETTLEMENT WITH THE SWEET GROUP

      The Company entered into an Agreement of Compromise and Settlement, dated as of June 6, 2002 (the “Settlement Agreement”), by and among the Company, on the one hand, and Steven Sweet, Joseph Largey, Paul Samek, Lawrence McKinley, acting solely in his individual capacity, and Sharon Sweet, on the other hand. Emile J. Geisenheimer is a party to the Settlement Agreement solely in his individual capacity with respect to the Mutual Release pursuant to Section 3(a) thereof and the dismissal of the State Action pursuant to Section 4 thereof. Stockholders are urged to carefully review the Settlement Agreement, including the exhibits thereto that was filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 7, 2002.

      Pursuant to the Settlement Agreement, the Board adopted an advance notice bylaw, which provides that a stockholder must give timely notice in writing to the Secretary of the Company of any nominations or other business to be properly brought before an annual meeting. A copy of the Amendment to By-laws of the Company was filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 7, 2002. The Company announced the date of the Annual Meeting on June 7, 2002, thereby triggering the advance notice bylaw that requires any stockholder nominations for the Annual Meeting to be submitted within ten days of such public announcement. In order to assure no further expenditure of funds on a proxy contest, the effectiveness of the Settlement Agreement was conditioned on the absence of any additional nominations of director candidates in connection with the Annual Meeting. No stockholder nominations were received by the expiration of the advance notice period and thus the Settlement Agreement became effective on June 17, 2002 (the “Effective Date”).

      The terms of the Settlement Agreement include the following:

•	The Sweet Group withdrew its director nominees as well as the other matters it proposed for the Annual Meeting and agreed to vote for the election of Messrs. Geisenheimer and Schulte to the Board of Directors.

•	Two positions on the Board will be filled by two new directors who are unaffiliated with, and independent of, any of the Company’s current directors and the Sweet Group. One new unaffiliated director will serve a term of two years and one new unaffiliated director will serve a term of one year, each subject to re-election in accordance with the Company’s By-laws, as amended. The new directors will replace Mr. Largey and another current member of the Board. Mr. Largey resigned as of the Effective Date and the other director will retire from the Board upon the appointment of a replacement director. Heidrick & Struggles, a nationally recognized executive recruiting firm, was retained by the Company to assist in identifying the new directors. Each new director will be subject to the approval in good faith of the Board and Mr. Sweet (and no other party), which approval shall not be unreasonably withheld.

•	The Company retained a nationally recognized consultant to recommend a program for equity incentives, including stock options, for outside directors. The Company agreed to submit the program recommended by the independent consultant to a vote of the stockholders. The Sweet Group agreed to vote in favor of the program based on the recommendation of the outside consultant.

•	Settlement of all claims between the Company and Messrs. Largey and Samek and Ms. Sweet:

•	Mr. Largey executed a letter of resignation, resigning from the Board as of the Effective Date. In addition, Mr. Largey and the Company entered into a separation agreement, pursuant to which Mr. Largey will receive severance payments in the aggregate amount of $290,000 payable in 12 equal monthly installments and the Company will pay that portion of his medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Largey had been employed by the Company during such period. Mr. Largey’s options to purchase Common Stock will continue to vest for a period of 12 months following his separation date, and must be exercised within such 12 month period or such options will terminate. Mr. Largey retained title to two life insurance policies in his name and agreed to reimburse the Company $260 for premiums paid by the Company on one such policy. Mr. Largey also reimbursed the Company for certain expenses in the amount of $18,733 previously paid directly by the Company.

•	Mr. Samek and the Company entered into a separation agreement, pursuant to which Mr. Samek will receive severance payments in the aggregate amount of $183,000 payable in 12 equal monthly installments and the Company will the Company will pay that portion of his medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Samek had been employed by the Company during such period. Mr. Samek’s options to purchase Common Stock will continue to vest for a period of 12 months following his separation date, and must be exercised within such 12 month period or such options will terminate.

•	Ms. Sweet executed a resignation letter, resigning as Vice President, Corporate Relations as of the Effective Date. In addition, Ms. Sweet and the Company entered into a separation agreement pursuant to which Ms. Sweet will receive severance payments in the aggregate amount of $57,440 payable in six equal monthly installments and the Company will pay that portion of her medical and dental insurance for up to six months following her separation date equal to the amount the Company would have paid for medical and dental insurance if Ms. Sweet had been employed by the Company during such period. Ms. Sweet’s options to purchase Common Stock will continue to vest for a period of six months following the effective date, and must be exercised within 12 months of the Effective Date.

•	The members of the Sweet Group agreed not to take the following actions for a period of four years following the execution of the Settlement Agreement:

•	acquire beneficial ownership of, encourage another person to acquire, or advise another person with respect to the acquisition of, additional shares of Common Stock;

•	solicit, encourage another person to solicit, advise another person with respect to the solicitation of, or become a participant in or otherwise engage in any solicitation of proxies or consents related to securities of the SPNC;

•	advise or seek to advise any person with respect to the voting of any SPNC securities;

•	submit, encourage another person to submit, advise or assist another person with respect to the submission of, or otherwise participate, endorse or facilitate any nomination or proposals to SPNC or the holders of SPNC securities for consideration at any annual meeting of holders of SPNC securities or by written consent of holders of SPNC securities;

•	take any action to request a special meeting of the holders of SPNC securities;

•	engage in, or offer, agree or propose to engage in, any acquisition of the Company or substantially all of its assets, or arrange or participate in the financing for any similar transaction;

•	act to seek representation on the Board of Directors of the Company, to seek the removal of any members of, or a change in the composition or size of the Board, or to generally acquire control of SPNC or any of its securities; or

•	publicly disclose any intent, purpose, plan or proposal with respect to the Company, the Board, its management, policies or affairs or any of its securities or assets, or take any action that could require the Company to make any public announcement of any such intent, purpose, plan or proposal.

•	All litigation between the Company and the Sweet Group was dismissed with prejudice.

•	The Company reimbursed Mr. Sweet for up to $100,000 of his legal and other expenses in connection with the Sweet Group’s campaign (including costs related to the Settlement Agreement), and also reimbursed Ms. Sweet for up to $5,000 of her legal expenses in connection with her resignation from the Company.

      The foregoing summary of the terms of the Settlement Agreement, and the exhibits thereto, is qualified in its entirety by reference to the Settlement Agreement, including the exhibits thereto, as filed with the SEC on a Form 8-K on June 7, 2002.

ELECTION OF DIRECTORS

(Proposal No. 1)

      The size of the Board of Directors is currently set at seven (7) members. The terms of Emile J. Geisenheimer and John G. Schulte expire at this meeting. The Board of Directors recommends that each of Messrs. Geisenheimer and Schulte be re-elected to the Board of Directors for a three-year term which will expire at the Company’s Annual Meeting in 2005, or when his successor is duly elected and qualified.

      The Company’s nominees have expressed their willingness to serve, but if because of circumstances not contemplated the nominees are not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each nominee is set forth in the section entitled “BUSINESS EXPERIENCE OF DIRECTORS.”

Vote and Recommendation

      Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the two nominees named above as directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EMILE J. GEISENHEIMER AND JOHN G. SCHULTE AS DIRECTORS.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

      Action is to be taken by the stockholders at the Annual Meeting with respect to the ratification of the selection by the Company’s Board of Directors, upon recommendation of the Audit Committee, of KPMG LLP to be the independent auditors of the Company for the fiscal year ending December 31, 2002. KPMG LLP has served as the Company’s independent auditors since January 1985. KPMG LLP does not have, and has not had at any time, any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director or associate of the Company, has any interest in KPMG LLP. The ratification of the independent auditors of the Company for fiscal year 2002 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

      A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SUCH APPOINTMENT.

AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN

(Proposal No. 3)

      The 1997 Equity Participation Plan of The Spectranetics Corporation (as amended, the “Plan”) was adopted by the Board of Directors on April 14, 1997, and approved by the stockholders of the Company on June 9, 1997. The Plan has subsequently been amended by the Company on three occasions. On March 22, 2002, the Board unanimously adopted, subject to stockholder approval, the fourth amendment to the Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000.

Summary of Proposed Change

      As amended, the Plan will provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000. The principal purpose of the amendment is to enable the Company to issue awards under the Plan which constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As more fully discussed below, awards that so qualify will not be subject to the limitations on tax deductibility imposed by Section 162(m) of the Code (“Section 162(m)”).

      The principal features of the Plan, taking into account the proposed change described in the previous paragraph, are summarized below. The summary is not intended to be complete and reference should be made to the Plan for a complete statement of its terms and provisions.

General

      The principal purposes of the Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through granting of options, stock appreciation rights (“SARs”) and restricted stock (collectively, “Awards”), thereby stimulating their personal and active interest in the Company’s development and financial success and inducing them to remain in the Company’s employ. In addition to Awards made to officers, employees and consultants, the Plan permits the granting of options to the Company’s non-employee directors (“Director Options”). Under the Plan as currently in effect, Director Options are granted pursuant to a formula, as described in further detail below.

      However, it is important to note that on May 10, 2002, the Board of Directors agreed to discontinue the grant of Director Options from that date until and unless a new program relating to equity incentives for non-employee directors is submitted to, and approved by, the stockholders of the Company. In connection with the Company’s settlement with the Sweet Group, the Company retained a nationally recognized consultant to recommend a program for equity incentives, including stock options, for non-employee directors to replace the existing program under the Plan. If approved by the Company’s stockholders, the new program would restate in their entirety the provisions of the Plan described below relating to the granting of Director Options.

      The Plan provides that no more than 6,000,000 shares of Common Stock of the Company are authorized for issuance upon exercise of options and SARs or upon vesting of restricted stock awards under the Plan. The maximum number of shares which may be subject to awards granted under the Plan to any individual in any calendar year will not exceed 1,500,000 (the “Award Limit”). To the extent required by Section 162(m), shares subject to options which are canceled continue to be counted against the Award Limit. The shares available under the Plan upon exercise of options and SARs and for issuance as restricted stock may be either previously authorized but unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock. The Plan authorizes appropriate adjustments (including acceleration of vesting in some instances and adjustments to the number and kind of shares subject to the Plan and to outstanding grants thereunder) in the event of certain corporate transactions, a change in control of the Company or a recapitalization such as a stock split or stock dividend. If any portion of an option, SAR or other award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so canceled), the shares which were subject to the unexercised portion of such option, SAR or other award, will continue to be available for issuance under the Plan.

Awards Under the Plan to Date

      The following table sets forth certain information with respect to Awards pursuant to the Plan during 2001 to the following groups:

OPTION GRANT INFORMATION(1)

		Potential Realizable Value
		At Assumed Annual Rates
		Of Stock Price Appreciation
		For Option Term(2)
	Options Granted
Name of Group	(Shares)	5% ($)	10%($)

All current executive officers as a group(3)(4)	233,807	$309,455	$784,217
All current non-employee directors as a group(5)	225,354	$354,853	$899,268
All current employees (other than current executive officers) as a group	250,596	$308,167	$780,960

(1)	Information regarding each Named Executive Officer is set forth in this Proxy Statement under “EXECUTIVE COMPENSATION.” Future option grants or other grants to officers, key employees and consultants under the Plan are made at the discretion of the Compensation Committee and are currently not determinable. Director Options are granted to the Company’s non-employee directors pursuant to the formula set forth in the Plan, as described below. However, on May 10, 2002, the Board agreed that no further stock options would be granted to non-employee directors until and unless a new program relating to equity incentives for non-employee directors is submitted to, and approved by, stockholders of the Company. As a result, if the new program is approved by the Company’s stockholders, the current provisions of the Plan relating to Director Options will be replaced in their entirety by the provisions of the approved program.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent the Company’s estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(3)	Amount includes 108,807 stock options issued in lieu of salary reductions totaling $47,150. The stock options were issued on January 2, 2001 at the then fair market value of the Company’s Common Stock and vest over an 18-month period. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(4)	Does not include any stock options issued to Messrs. Largey or Samek, each of whom separated from the Company effective May 10, 2002.

(5)	Includes 55,384 stock options issued in lieu of directors’ fees totaling $24,000, and 80,308 stock options issued in lieu of a salary reduction totaling $34,800. The stock options were issued on January 2, 2001 at the then fair market value of the Company’s Common Stock and vest over an 18-month period. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

      The closing price of the Common Stock on June 18, 2002 was $2.36 per share.

Administration

      The Compensation Committee of the Board or another committee thereof (the “Committee”) administers the Plan with respect to grants to employees or consultants of the Company and the full Board administers the Plan with respect to Director Options. The Committee will consist solely of two or more members of the Board, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and an “outside director” for the purposes of Section 162(m). In its absolute discretion, the Board may at any time exercise any rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) are required to be determined in the sole discretion of the Committee. Further, pursuant to an amendment to the Plan in August 1997, the Committee is permitted to delegate to the President or certain other executive officers of the Company certain powers relating to the granting of stock options, except with respect to matters which under Rule 16b-3 or Section 162(m) are required to be determined in the sole discretion of the Committee. Subject to the terms and conditions of the Plan, the Board or the Committee (or an executive officer in certain circumstances) has the authority to select from among the eligible employees and consultants the individuals to whom Awards are to be made and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Committee and the Board are also authorized to adopt, amend and rescind rules relating to the administration of the Plan.

Eligibility

      Options, SARs and restricted stock under the Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Board or Committee for participation in the Plan. Approximately 145 officers and other employees are eligible to participate in the Plan. The Plan provides that non-employee directors of the Company will be granted Director Options in accordance with the Plan.

Awards Under the Plan

      The Plan provides that the Board or the Committee, as applicable, may grant or issue stock options, SARs and restricted stock, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

      Nonqualified Stock Options (“NQSOs”) provide for the right to purchase Common Stock at a specified price which, except with respect to Director Options and NQSOs intended to qualify as performance-based compensation under Section 162(m), may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Board or Committee) in one or more installments after the grant date, subject to the participant’s continued employment, consultancy or directorship with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Board or Committee. NQSOs may be granted for any term specified by the Board or Committee.

      Director Options are NQSOs granted by the Board to non-employee directors of the Company. Under the formula currently contained in the Plan, each person who becomes a non-employee director on or after the date of the Plan shall be granted on the date of his election or appointment as director an option to purchase 75,000 shares of Common Stock. Each non-employee director who has (i) received a grant pursuant to the Plan or pursuant to the Company’s Stock Option Plan For Outside Directors (adopted by the Board on April 9, 1995) and (ii) served at least three years as a non-employee director shall be granted on the third anniversary of the date of such grant, and each third anniversary thereafter (so long as he is a non-employee director at the close of business of such date), an option to purchase an additional 75,000 shares of Common Stock. The exercise price of Director Options shall equal 100% of fair market value of a share of Common Stock on the grant date. Options granted to non-employee directors shall become exercisable on the following schedule: beginning on the first anniversary of the date of grant, up to 33% of the shares covered by the option; beginning on the second anniversary of the date of grant, up to 66% of such shares; and beginning on the third anniversary of the date of grant, and thereafter until the earlier of expiration of the option’s term or termination of the option in accordance with the Plan, up to 100% of such shares. The options will vest earlier upon the death or disability of such non-employee director, upon an unsuccessful attempt by such non-employee director to win re-election to the Board after nomination for election at the recommendation of the Board or upon the occurrence of certain corporate transactions or events involving a change in control of the Company, as more specifically provided in the Plan. If a non-employee director ceases to be a director of the company for any reason other than death, disability, retirement from the Board or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she will have one year in which to exercise those options which have vested as of their termination as a director. If a non-employee director retires from the Board, he or she will have three years in which to exercise those options which have vested as of his or her retirement as a director. If a non-employee director ceases to be a director of the Company for reason of death, disability or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she will have three years to exercise 100% of the options previously granted to him or her under the Plan. In addition, the Plan provides that the Board may grant options to purchase additional shares of Common Stock to non-employee directors (“Director Fee Options”) in lieu of all or any portion of any director fees to which the non-employee may be entitled, in such amounts and upon such terms as the Board determines, subject to the terms and conditions of the Plan.

      Incentive Stock Options (“ISOs”), if granted, will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may be granted to employees only, must expire within a specified period of time following the optionee’s termination of employment, and must have a term of not more than ten years after the date of grant. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire not later than the fifth anniversary of the date of its grant.

      Restricted Stock may be sold to employees or consultants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Board or Committee. Typically, restricted stock may be repurchased by the Company at the original purchase price if the conditions or restrictions have not lapsed. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

      Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Board or Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company’s Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m), there are no restrictions specified in the Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Board or Committee in the SAR agreements. The Board or Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

Payment for Shares

      The exercise or purchase price for all options, SARs and restricted stock together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Board or the Committee, be paid in whole or in part in Common Stock owned by the optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased or the withholding thereon. The Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award.

Amendment and Termination

      Amendments to the Plan to increase the number of shares of Common Stock as to which options, SARs and restricted stock may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company’s stockholders. In all other respects, the Plan can be amended, modified, suspended or terminated by the Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Plan will not, without the consent of the participant, affect such person’s rights under an award previously granted, unless the award itself otherwise expressly so provides. No options or other awards under the Plan may be granted or awarded after June 9, 2007.

Miscellaneous Provisions

      The Plan specifies that the Company may make loans to Plan participants to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee.

      In consideration of the receipt of an option, SAR or restricted stock, the employee or consultant must agree in the written agreement embodying such award to remain an employee or consultant of the Company or a subsidiary of the Company for at least one year after the option is granted. Nothing in the Plan or in any award agreement will confer upon any grantee any right to continue as an employee or consultant of the Company.

      The dates on which Awards under the Plan first become exercisable and on which they expire will be set forth in individual options or other agreements setting forth the terms of the Awards. Such agreements generally will provide that Awards (other than Director Options) expire upon termination of the optionee’s status as an employee or consultant, although the Committee may provide that such options continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the grantee’s retirement, death, disability or otherwise. Similarly, restricted stock granted under the Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee’s termination of employment or consultancy, although the Committee may make exceptions, based on the reason for termination or on other factors, in the terms of an individual restricted stock agreement.

      No Award granted under the Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any Award, the Award may be exercised only by the holder.

      The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or SAR granted under the Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.

Securities Laws and Federal Income Taxes

      Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      General Federal Tax Consequences. The tax consequences of the Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of Section 162(m), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the Plan will generally not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares purchased at the date of exercise. An optionee’s basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

      Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of tax preference” for the optionee for alternative minimum tax purposes. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee’s termination of employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

      Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

      Restricted Stock. An employee to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) within 30 days after the issuance of the restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

      Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “qualified performance-based compensation” exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares which may be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

      For awards granted under the Plan following the amendment, the Company generally intends the Plan to be in compliance with the requirements of the performance-based compensation exclusion under Sec-

tion 162(m), including option pricing requirements and requirements governing the administration of the Plan, so that the deductibility of compensation paid to certain executives thereunder is not expected to be disallowed.

Equity Compensation Plan Information

      The following table sets forth certain information with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance as of December 31, 2001:

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	4,396,325	$3.02	2,169,335
Equity compensation plans not approved by security holders(1)	675,000	$3.51	0

Total	5,071,325		2,169,335

(1)	Consists of options to purchase 575,000 shares issued to Mr. Largey on March 3, 1997 and options to purchase 100,000 shares issued to Mr. Geisenheimer on April 17, 1996.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

      As permitted by the SEC’s proxy rules, the Company will deliver only one annual report and one proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. This practice is designed to reduce our printing and mailing costs. The Company will, upon written or oral request, promptly deliver a separate copy of the annual report and/or proxy statement to a stockholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting the Company’s Acting Chief Executive Officer at 96 Talamine Court, Colorado Springs, Colorado 80907, telephone (719) 633-8333. Stockholders wishing to receive a separate annual report and/or proxy statement in the future or stockholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact the Company’s Acting Chief Executive Officer as referenced above. The Company will, upon written or oral request, promptly deliver a copy of the Company’s annual report on form 10-K for the year ended December 31, 2001, including financial statements and schedules thereto, as filed with the SEC. You may make such request by contacting the Company’s Acting Chief Executive Officer at 96 Talamine Court, Colorado Springs, Colorado 80907, telephone (719) 633-8333. The Company will also deliver to any stockholder, upon written or oral request, a copy of the Settlement Agreement that was filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 7, 2002.

OTHER MATTERS

      The Company will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies by telephone, letter, facsimile, in person or by other appropriate means. Following the mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The Company has retained MacKenzie Partners, Inc. to assist in advisory and proxy solicitation services. In connection with its services, MacKenzie Partners, Inc. will be paid a fee not to exceed $100,000 and will be reimbursed for its reasonable out-of-pocket expenses. The Company has retained the Abernathy MacGregor Group to assist in public and investor relations services. In connection with its services, the Abernathy MacGregor Group will be paid a fee estimated at $50,000 and will be reimbursed for reasonable out-of-pocket expenses. The Company will pay all costs related to the preparation of the Proxy Statement, including legal fees, printer costs and mailing costs and the fees of MacKenzie Partners, Inc. and the Abernathy MacGregor Group.

      The Company knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

      Under the applicable rules of the SEC, a stockholder who wishes to submit a director nomination or a proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2003 must submit such proposal in writing to the Secretary of the Company at the Company’s principal executive offices no later than                     , 2003. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2003 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company’s By-laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting (but that would not be included in the Company’s proxy statement) must notify the Secretary of the Company thereof in writing no earlier than 90 days prior to the meeting and no later than the later of 60 days prior to the meeting date or 10 days following the public announcement of the meeting date by the Company. Such notice must set forth certain information specified in the Company’s By-laws, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

Emile J. Geisenheimer
Chairman of the Board

Dated                     , 2002

      PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

      THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD SUPERSEDE IN THEIR ENTIRETY THE PROXY STATEMENT AND PROXY CARD MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT APRIL 29, 2002. AS A RESULT, EVEN IF YOU PREVIOUSLY SUBMITTED A PROXY CARD, IN ORDER FOR YOUR VOTE TO COUNT AT THE ANNUAL MEETING OF STOCKHOLDERS, YOU WILL NEED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

      If you have any questions concerning this Proxy Statement or need help in voting your shares, please call:

105 Madison Avenue
New York, New York 10016
email: proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or Toll Free: (800) 322-2885
Facsimile: (212) 929-0308

THE SPECTRANETICS CORPORATION

2002 ANNUAL MEETING OF STOCKHOLDERS

MONDAY, AUGUST 5, 2002

10:00 A.M. NEW YORK CITY TIME

LATHAM & WATKINS
885 THIRD AVENUE
NEW YORK, NEW YORK

THE SPECTRANETICS CORPORATION 96 TALAMINE COURT COLORADO SPRINGS, CO 80907	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” THE TWO NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Cornelius C. Bond, Jr. and Lawrence E. Martel, Jr., and each of them, with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to Spectranetics, c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016.

o Please detach here o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PROPOSAL 1

1.	Election of Emile J. Geisenheimer as a director.	[ ] FOR	[ ] WITHHOLD AUTHORITY TO VOTE

	Election of John G. Schulte as a director.	[ ] FOR	[ ] WITHHOLD AUTHORITY TO VOTE

PROPOSAL 2

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 3

3.	To amend the 1997 Equity Participation Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000 shares.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR BOTH NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Address Change? Mark Box [ ] Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees’ administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.